UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2009

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

5251 DTC Parkway, Suite 1400, Greenwood Village, CO   80111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On February 13, 2009, CIBER, Inc. (“CIBER” or the “Company”) filed a press release announcing its intention to offer, subject to market and other customary conditions, approximately $25 million of common stock.  CIBER intends to use the net proceeds from this offering to repay a portion of the Company’s revolving credit facility.  This summary of the press release is qualified in its entirety by reference to the press release filed herewith as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                               Exhibits.

99.1                         Press Release dated February 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.

Date: February 17, 2009	By:	/s/ PETER H. CHEESBROUGH
	Name:	Peter H. Cheesbrough
	Title:	Chief Financial Officer, Executive Vice President and Treasurer

Exhibit Index

Exhibit No.

99.1	Press Release dated February 13, 2009.